Exhibit 99.2

HP Inc. 1501 Page Mill Road Palo Alto, California 94304 hp.com

News Release HP Inc. Announces Pricing for its Cash Tender Offer

PALO ALTO, Calif., July 11, 2023 (GLOBENEWSWIRE) – HP Inc. (“HP”) (NYSE: HPQ) today announced the pricing of its previously announced cash tender offer (the “Tender Offer”) to purchase up to a combined aggregate purchase price, including the applicable Early Tender Premium (as defined below) but excluding accrued and unpaid interest (the “Purchase Price”), of the notes listed in the table below (collectively, the “Notes,” and each a “Series” of Notes) equal to $1,000,000,000 (which amount is being increased as described herein) (the “Maximum Amount”) from each registered holder of the applicable Series of Notes (each, a “Holder,” and collectively, the “Holders”), subject to certain acceptance priority levels specified in the table below (the “Acceptance Priority Levels”).

The terms and conditions of the Tender Offer are set forth in the Offer to Purchase dated June 26, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).

The “Total Consideration” for each $1,000 principal amount of Notes of any Series tendered and accepted for purchase pursuant to the Tender Offer has been determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread specified for such Series (as set forth in the table below) over the yield corresponding to the bid-side price of the applicable Reference U.S. Treasury Security specified for such Series in the table below, as calculated by BofA Securities, Inc. and J.P. Morgan Securities LLC at 10:00 a.m., New York City time, on July 11, 2023.  Holders of Notes must have validly tendered and not validly withdrawn their Notes at or before the 5:00 p.m., New York City time, on July 10, 2023 (the “Early Tender Deadline”) to be eligible to receive the applicable Total Consideration (as set forth in the table below) for their tendered Notes, which includes an early tender payment of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”).  Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the Settlement Date (as defined below).

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference Security	Bloomberg Reference Page	Reference Treasury Yield	Fixed Spread	Total Consideration (1) (2)
3.400% Notes due June 17, 2030	40434L AC9/ US40434LAC90	$850,000,000	1	3.375% U.S. Treasury Notes due May 15, 2033	FIT1	3.998%	170 bps	$870.53
4.200% Notes due April 15, 2032	40434L AL9/ US40434LAL99	$1,000,000,000	2	3.375% U.S. Treasury Notes due May 15, 2033	FIT1	3.998%	190 bps	$885.49
1.450% Notes due June 17, 2026	40434L AD7/ US40434LAD73 40434L AF2/ US40434LAF22 U44259 BZ8/ USU44259BZ80	$1,000,000,000	3	4.125% U.S. Treasury Notes due June 15, 2026	FIT1	4.571%	65 bps	$900.06
3.000% Notes due June 17, 2027	40434L AB1/ US40434LAB18	$1,000,000,000	4	N/A	N/A	N/A	N/A	N/A (3)
4.000% Notes due April 15, 2029	40434L AK1/ US40434LAK17	$1,000,000,000	5	N/A	N/A	N/A	N/A	N/A (3)
2.200% Notes due June 17, 2025	40434L AA3/ US40434LAA35	$1,150,000,000	6	N/A	N/A	N/A	N/A	N/A (3)
4.750% Notes due January 15, 2028	40434L AM7/ US40434LAM72	$900,000,000	7	N/A	N/A	N/A	N/A	N/A (3)

(1)	Per $1,000 principal amount of Notes.

(2)	Includes the Early Tender Premium per $1,000 principal amount of Notes for each Series.

(3)
The aggregate Purchase Price of Notes validly tendered prior to the Early Tender Deadline exceeded the Maximum Amount.  Therefore, HP does not expect to accept for purchase any tenders of Notes with Acceptance Priority Levels 4 through 7.

As previously announced, because the aggregate Purchase Price of Notes validly tendered prior to the Early Tender Deadline exceeded the original Maximum Amount, HP does not expect to accept any further tenders of Notes.  HP is increasing the Maximum Amount to approximately $1.019 billion in order to accept for payment all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline with Acceptance Priority Levels 1 through 3.  HP does not expect to accept for purchase any Notes tendered with Acceptance Priority Levels 4 through 7.

Consummation of the Tender Offer is subject to a number of conditions, including the absence of certain adverse legal and market developments.  Subject to applicable law, HP may waive any and all of these conditions or extend, terminate or withdraw the Tender Offer with respect to one or more Series of Notes and/or increase or decrease the Maximum Amount.  The Tender Offer is not conditioned upon any minimum amount of Notes being tendered.  There are no guaranteed delivery provisions applicable to the Tender Offer.

The Tender Offer will expire at 5:00 p.m., New York City time, on July 25, 2023, unless extended (such date and time, as the same may be extended, the “Expiration Time”).  As of the Early Tender Deadline, the Holders’ withdrawal rights have expired.  Assuming the Tender Offer is not extended and the conditions to the Tender Offer are satisfied or waived, HP expects that settlement for Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be on July 27, 2023 (the “Settlement Date”).

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, any security.  No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.  The Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase  and only to such persons and in such jurisdictions as are permitted under applicable law.

BofA Securities, Inc. and J.P. Morgan Securities LLC are serving as the Joint-Lead Dealer Managers in connection with the Tender Offer.  BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC are serving as Co-Dealer Managers.  Questions regarding the terms of the Tender Offer should be directed to BofA Securities, Inc. at +1 (888) 292-0070 (toll free) or +1 (980) 387-3907 (collect) or to J.P. Morgan Securities LLC at +1 (866) 834-4666 (toll free) or + 1 (212) 834-4818 (collect) or +44 (207) 134-2468 (outside the United States).  Any questions or requests for assistance or additional copies of the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and the Information Agent for the Tender Offer, at the following telephone numbers: banks and brokers at (800) 628-8528 (toll free); all others at (212) 269-5550 (all others).

About HP Inc.

HP Inc. is a global technology leader and creator of solutions that enable people to bring their ideas to life and connect to the things that matter most.  Operating in more than 170 countries, HP delivers a wide range of innovative and sustainable devices, services and subscriptions for personal computing, printing, 3D printing, hybrid work, gaming, and more.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations and assumptions that involve risks, uncertainties and assumptions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements about the expected timing, size or other terms of the Tender Offer and HP’s ability to complete the Tender Offer.   Forward-looking statements can also generally be identified by words such as “expects,” “intends,” “will,” “would,” “could,” “may,” and similar terms. Risks, uncertainties and assumptions include factors relating to the risks that are described (i) in “Risk Factors” in the Offer to Purchase and (ii) in our filings with the SEC, including but not limited to the risks described under the caption “Risk Factors” contained in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended October 31, 2022.  HP does not assume any obligation or intend to update these forward-looking statements.

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